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                                  PERSONAL GUARANTY


    THIS PERSONAL GUARANTY ("PERSONAL GUARANTY"), dated as of January 30, 1997, is executed by JAMES W. BERNAU, an individual ("GUARANTOR") in favor of UNITED BREWERIES OF AMERICA, INC., a Delaware corporation ("PURCHASER").


                                       RECITALS

    A. Guarantor is a shareholder of Nor'Wester Brewing Company, an Oregon corporation ("BORROWER") and is also the Chairman of the Board of Directors of Borrower.

    B. Pursuant to a Credit Agreement, dated as of January 30, 1997 (the "CREDIT AGREEMENT"), by and between Borrower and Purchaser, Purchaser has agreed to extend certain credit facilities to Borrower upon the terms and subject to the conditions set forth therein.

    C. Purchaser's obligation to enter into the Credit Agreement and provide Advances to Borrower under the Credit Agreement is subject, among other conditions, to receipt by Purchaser of this Personal Guaranty, duly executed by Guarantor.


                                      AGREEMENT

    NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor hereby agrees with Purchaser as follows:

    1. DEFINITIONS. When used in this Personal Guaranty, the following terms shall have the following respective meanings:

         "DISALLOWED POST-COMMENCEMENT INTEREST AND EXPENSES" shall mean interest computed at the rate provided in the Credit Agreement or the Convertible Note accruing or claimed at any time after the commencement of any Insolvency Proceeding, if the claim for such interest, reimbursement, costs, expenses or indemnities is not allowable, allowed or enforceable against Borrower in such Insolvency Proceeding.

         "GUARANTEED OBLIGATIONS" shall mean the "Obligations" as such term is defined in the Credit Agreement.

         "INSOLVENCY PROCEEDING" shall mean any case or proceeding under the United States Bankruptcy Code or any other similar law, rule or regulation of the United States or any jurisdiction or any other action or proceeding for the reorganization, liquidation, appointment of a receiver, rearrangement of debts, marshalling of assets

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    or similar action relating to Borrower or Guarantor, their respective creditors or any substantial part of their respective assets, whether or not any such case, proceeding or action is voluntary or involuntary.

         "SUBORDINATED OBLIGATIONS" shall have the meaning given to that term in PARAGRAPH 6 hereof.

Unless otherwise defined herein, all other capitalized terms used herein and defined in the Credit Agreement shall have the respective meanings given to those terms in the Credit Agreement. The rules of construction set forth in
SECTION I OF THE CREDIT AGREEMENT shall, to the extent not inconsistent with the terms of this Personal Guaranty, apply to this Personal Guaranty and are hereby incorporated by reference.

    2.   PERSONAL GUARANTY.

         (a) PAYMENT GUARANTY. Guarantor unconditionally guarantees and promises to pay and perform as and when due, upon the demand of Purchaser, any and all of the Guaranteed Obligations. If any Insolvency Proceeding relating to Borrower is commenced, Guarantor further unconditionally guarantees and promises to pay and perform, upon the demand of Purchaser, any and all of the Guaranteed Obligations (including any and all Disallowed Post-Commencement Interest and Expenses), whether or not such obligations are then due and payable by Borrower and whether or not such obligations are modified, reduced or discharged in such Insolvency Proceeding. This Personal Guaranty is a guaranty of payment and not of collection.

         (b) CONTINUING PERSONAL GUARANTY. This Personal Guaranty is an irrevocable continuing guaranty of the Guaranteed Obligations which shall continue in effect until all of the Guaranteed Obligations have been fully, finally and indefeasibly paid. If any payment on any Guaranteed Obligation is set aside, avoided or rescinded or otherwise recovered from Purchaser, such recovered payment shall constitute a Guaranteed Obligation hereunder and, if this Personal Guaranty was previously released or terminated, it automatically shall be fully reinstated, as if such payment was never made.

         (c) INDEPENDENT OBLIGATION. The liability of Guarantor hereunder is independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against Guarantor irrespective of whether action is brought against Borrower or any other guarantor of the Guaranteed Obligations or whether Borrower or any other guarantor of the Guaranteed Obligations is joined in any such action or actions.

         (d) FRAUDULENT TRANSFER LIMITATION. If, in any action to enforce this Personal Guaranty, any court of competent jurisdiction determines that enforcement against Guarantor for the full amount of the Guaranteed Obligations is not lawful under or would be subject to avoidance under
    Section 548 of the United States Bankruptcy Code or any applicable provision of any comparable law of any state or

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    other jurisdiction, the liability of Guarantor under this Personal Guaranty shall be limited to the maximum amount lawful and not subject to such avoidance.

    3. REPRESENTATIONS AND WARRANTIES. Guarantor hereby represents and warrants to Purchaser as follows:

         (a) Guarantor is an individual with full capacity to execute and deliver this Personal Guaranty.

         (b) This Personal Guaranty and each other document or agreement executed, or to be executed, by Guarantor in connection herewith or therewith has been, or will be, duly executed and delivered by Guarantor and constitutes, or will constitute, a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with their terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

         (c) The execution, delivery and performance by Guarantor of this Personal Guaranty and each other document or agreement executed, or to be executed, by Guarantor in connection herewith or therewith and the consummation of the transactions contemplated hereby or thereby are within the power of Guarantor.

         (d) No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of this Personal Guaranty or any other document or agreement executed, or to be executed, in connection herewith or therewith, by Guarantor and the performance and consummation of the transactions contemplated hereby or thereby which would materially impair Purchaser's ability to collect on this Personal Guaranty.

         (e) The execution, delivery and performance by Guarantor of this Personal Guaranty and each other document or agreement executed, or to be executed, by Guarantor in connection herewith or therewith does not (i) violate any provision of any law or regulation; (ii) result in any breach of or default under any contract, obligation, indenture or other instrument to which such Person is a party or by which such Person may be bound; or
    (iii) result in the creation or imposition of any Lien upon any asset or property of such Person which would materially impair Purchaser's ability to collect on this Personal Guaranty.

         (f) Guarantor has no knowledge of any pending assessments or adjustments of Guarantor's income tax payable with respect to any year.

         (g) There is no agreement, indenture, contract or instrument to which Guarantor is a party or by which Guarantor may be bound that requires the subordination in right of payment of any of Guarantor's obligations subject to this

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    Principal Guaranty and the other documents or agreements executed, or to be executed, by Guarantor in connection herewith or therewith to any other obligation of Guarantor.

         (h) Neither this Personal Guaranty nor any other document or agreement executed, or to be executed, by Guarantor in connection herewith or therewith and none of the other certificates, financial statements or information furnished to Purchaser by Guarantor in connection with this Personal Guaranty and the other documents or agreements executed, or to be executed, by Guarantor in connection herewith or therewith or the transactions contemplated hereby or thereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

    4. COVENANTS. Until all of the Guaranteed Obligations have been fully, finally and indefeasibly paid, Guarantor shall comply with the following covenants:

         (a) To the extent possible, Guarantor shall cause Borrower to materially comply with each of the covenants applicable to Borrower as set forth in the Credit Agreement and the Convertible Note;

         (b) Guarantor shall materially comply with all applicable laws and material contractual obligations; and

         (c) Guarantor shall pay and discharge when due any and all material indebtedness, obligations, assessments and taxes, both real or personal, including, without limitation, Federal and state income taxes and state and local property taxes and assessments owed by Guarantor.

    5.   AUTHORIZATIONS, WAIVERS, ETC.

         (a) AUTHORIZATIONS. Guarantor authorizes Purchaser in its reasonable discretion, without notice to Guarantor except as required by applicable law, irrespective of any change in the financial condition of Borrower, Guarantor or any other guarantor of the Guaranteed Obligations since the date hereof, and without affecting or impairing in any way the liability of Guarantor hereunder, from time to time to:

                (i) Exercise any right or remedy Purchaser may have against Borrower, Guarantor, any other guarantor of the Guaranteed Obligations or any security, including, without limitation, the right to foreclose upon any such security by judicial or nonjudicial sale;

               (ii) Settle, compromise with, release or substitute any one or more makers, endorsers or guarantors of the Guaranteed Obligations; and

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              (iii)     To the extent permitted pursuant to SUBPARAGRAPH 7.04
         OF THE CREDIT AGREEMENT, assign the Guaranteed Obligations, this Personal Guaranty or any other Credit Document in whole or in part.

         (b)  WAIVERS.  Guarantor hereby waives:

              (i) Any right to require Purchaser to (A) proceed against Borrower or any other guarantor of the Guaranteed Obligations,
         (B) proceed against or exhaust any security received from Borrower, Guarantor or any other guarantor of the Guaranteed Obligations or otherwise marshall the assets of Borrower or (C) pursue any other remedy in Purchaser's power whatsoever;

              (ii) Any defense arising by reason of the application by Borrower of the proceeds of any borrowing;

              (iii) Any defense resulting from the absence, impairment or loss of any right of reimbursement, subrogation, contribution or other right or remedy of Guarantor against Borrower, any other guarantor of the Guaranteed Obligations or any security, whether resulting from an election by Purchaser to foreclose upon security by nonjudicial sale, or otherwise;

              (iv) Any benefit arising from any setoff or counterclaim of Borrower or any defense which results from any disability or other defense of Borrower or the cessation or stay of enforcement from any cause whatsoever of the liability of Borrower (including, without limitation, the lack of validity or enforceability of the Credit Agreement or the Convertible Note);

              (v) Any defense based upon any law, rule or regulation which provides that the obligation of a surety must not be greater or more burdensome than the obligation of the principal;

              (vi) Until all obligations of Purchaser to extend credit to Borrower have terminated and all of the Guaranteed Obligations have been fully, finally and indefeasibly paid, any right of subrogation, reimbursement, indemnification or contribution and other similar right to enforce any remedy which Purchaser or any other Person now has or may hereafter have against Borrower on account of the Guaranteed Obligations, and any benefit of, and any right to participate in, any security now or hereafter received by Purchaser or any other Person on account of the Guaranteed Obligations;

              (vii) All presentments, demands for performance, notices of non-performance, notices delivered under the Credit Agreement or the Convertible Note, protests, notice of dishonor, and notices of acceptance of this Personal Guaranty and of the existence, creation or incurring of new or additional Guaranteed Obligations and notices of any public or private foreclosure sale;

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              (viii)    Any appraisement, valuation, stay, extension,
         moratorium redemption or similar law or similar rights for marshalling;

              (ix) Any right to be informed by Purchaser of the financial condition of Borrower or any other guarantor of the Guaranteed Obligations or any change therein or any other circumstances bearing upon the risk of nonpayment or nonperformance of the Guaranteed Obligations;

              (x) Until all obligations of Purchaser to extend credit to Borrower have terminated and all of the Guaranteed Obligations have been fully, finally and indefeasibly paid, any right to revoke this Personal Guaranty;

              (xi) Any defense arising from an election for the application of Section 1111(b)(2) of the United States Bankruptcy Code which applies to the Guaranteed Obligations; and

              (xii) Any defense based upon any borrowing or grant of a security interest under Section 364 of the United States Bankruptcy Code.

    Without limiting the scope of any of the foregoing provisions of this PARAGRAPH 5, Guarantor hereby further waives (A) all rights and defenses arising out of an election of remedies by Purchaser, even though that election of remedies has destroyed Guarantor's rights of subrogation and reimbursement against Borrower and (B) all other rights and defenses available to Guarantor by reason of Sections 2787 to 2855, inclusive,
    Section 2899 or Section 3433 of the California Civil Code or Section 3605 of the California Commercial Code. Notwithstanding the foregoing provisions of this PARAGRAPH 5, however, Guarantor shall at all times be entitled to the same benefits as Borrower arising with respect to any setoff, defense or counterclaim asserted by Borrower based upon Purchaser's failure to perform its obligations under the Credit Agreement or any other Credit Document.

         (c) FINANCIAL CONDITION OF BORROWER, ETC. Guarantor is fully aware of the financial condition and affairs of Borrower. Guarantor has executed this Personal Guaranty without reliance upon any representation, warranty, statement or information concerning Borrower furnished to Guarantor by Purchaser and has, independently and without reliance on Purchaser, and based on such documents and information as it has deemed appropriate, made its own appraisal of the financial condition and affairs of Borrower and of other circumstances affecting the risk of nonpayment or nonperformance of the Guaranteed Obligations. Guarantor is in a position to obtain, and assumes full responsibility for obtaining, any additional information about the financial condition and affairs of Borrower and of other circumstances affecting the risk of nonpayment or nonperformance of the Guaranteed Obligations and will, independently and without reliance upon Purchaser, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action in connection with this Personal Guaranty.

    6. SUBORDINATION. Guarantor and Guarantor's spouse hereby subordinate any indebtedness of Borrower or any of their Subsidiaries to Guarantor or Guarantor's spouse to the Guaranteed Obligations. Guarantor and Guarantor's spouse agree that Purchaser shall be entitled to receive payment on the Guaranteed Obligations before Guarantor or Guarantor's spouse receives payment of any indebtedness of Borrower or any of their Subsidiaries to Guarantor or Guarantor's spouse. Any payments on such indebtedness of Borrower or their Subsidiaries to Guarantor or Guarantor's spouse, if Purchaser so requests, shall be collected, enforced and received by Guarantor or Guarantor's spouse as trustee for Purchaser and be paid over to Purchaser on account of the Guaranteed Obligations. Purchaser is authorized and empowered (but without any obligation to so do), in its discretion, (a) in the name of Guarantor or Guarantor's spouse, to collect and enforce, and to submit claims in respect of, indebtedness of Borrower to Guarantor or Guarantor's spouse and to apply any amounts received thereon to the Guaranteed Obligations, and (b) to require Guarantor and Guarantor's spouse (i) to collect and enforce, and to submit claims in respect of, indebtedness of Borrower or any of their Subsidiaries to Guarantor or Guarantor's spouse, and (ii) to pay any amounts received on such indebtedness to Purchaser for application to the Guaranteed Obligations. Notwithstanding the foregoing, prior to the occurrence of an Event of Default, Guarantor shall be entitled to receive from Borrower compensation in the form of salary in an aggregate amount not to exceed in any fiscal year $125,000 and board approved bonuses, if any.

    7.   MISCELLANEOUS.

         (a) NOTICES. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Guarantor or Purchaser under this Personal Guaranty shall be in writing and faxed, mailed or delivered at his or its respective facsimile number or address set forth below (or to such other facsimile number or address for each party as indicated in any notice given by that party to the other party). All such notices and communications shall be effective
    (i) when sent by Federal Express or other overnight service of recognized standing, on the second day following the deposit with such service; (ii) when mailed, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (iii) when delivered by hand, upon delivery; and (iv) when faxed, upon confirmation of receipt.

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         Purchaser:     UNITED BREWERIES OF AMERICA, INC.
                        Attn:  Mr. Vijay Mallya
                        One Harbor Drive, Suite 102
                        Sausalito, California 94965
                        Telephone:  (415) 289-1400
                        Facsimile:  (415) 289-1409

         With a
         copy to:       ORRICK, HERRINGTON & SUTCLIFFE
                        400 Sansome Street
                        San Francisco, California  94111
                        Attn:  Alan Talkington, Esq.
                        Telephone:  (415) 773-5762
                        Facsimile:  (415) 773-5759

         Guarantor:     JAMES W. BERNAU
                        8800 Enchanted Way, S.E.
                        Turner, Oregon  97392
                        Telephone:  (503) 371-1664
                        Facsimile:  (503) 371-1664

         With
         copies to:     ATER WYNNE HEWITT DODSON & SKERRITT, LLP
                        Attorneys at Law
                        Suite 1800
                        222 S.W. Columbia
                        Portland, Oregon 97201-6618
                        Attn:  Jack W. Schifferdecker, Jr.
                        Telephone:  (503) 226-8614
                        Facsimile:  (503) 226-0079

              and

                        DONALDSON, ALBERT, TWEET, CONNOLLY, HANNA & MUNIZ 340 Vista Avenue, Suite 310
                        P.O. Box 968
                        Salem, Oregon 97308
                        Attn:  Gordon R. Hanna
                        Telephone:  (503) 585-2055
                        Facsimile:  (503) 375-2649

         (b) PAYMENTS. Guarantor shall make all payments required hereunder to Purchaser, or its order, at Purchaser's office located at the address set forth in SUBPARAGRAPH 7(a) hereof, or at such other office as Purchaser may designate, on demand, in dollars. If any amounts required to be paid by Guarantor under this

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    Personal Guaranty are not paid when due, Guarantor shall pay interest on the aggregate, outstanding balance of such amounts from the date due until those amounts are paid in full at a per annum rate equal to the then current Interest Rate (as defined in the Credit Agreement) PLUS three percent (3.00%).

         (c) EXPENSES. Guarantor shall pay on demand all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by Purchaser in the enforcement or attempted enforcement of this Personal Guaranty or in preserving any of Purchaser's rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any "workout" or restructuring affecting this Personal Guaranty or any bankruptcy or similar proceeding involving Guarantor). The obligations of Guarantor under this SUBPARAGRAPH 7(c) shall survive the payment and performance of the Guaranteed Obligations and the termination of this Personal Guaranty.

         (d) WAIVERS; AMENDMENTS. This Personal Guaranty may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Guarantor and Purchaser. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given. No failure or delay on Purchaser's part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

         (e) ASSIGNMENTS. This Personal Guaranty shall be binding upon and inure to the benefit of Purchaser and Guarantor and their respective successors and assigns; PROVIDED, HOWEVER, that Guarantor may not assign or transfer any of its rights and obligations under this Personal Guaranty without the prior written consent of Purchaser; and PROVIDED, FURTHER, and Purchaser may only assign or transfer any of its rights and obligations under this Personal Guaranty to the extent permitted under Section 10.4 of the Investment Agreement.

         (f) CUMULATIVE RIGHTS, ETC. The rights, powers and remedies of Purchaser under this Personal Guaranty shall be in addition to all rights, powers and remedies given to Purchaser by virtue of any applicable law, rule or regulation of any governmental authority, any other document or any other agreement executed by Guarantor in connection herewith or therewith, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Purchaser's rights hereunder. Guarantor waives any right to require Purchaser to proceed against any Person or to pursue any remedy in Purchaser's power.

         (g) PARTIAL INVALIDITY. If at any time any provision of this Personal Guaranty is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Personal Guaranty nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

         (h) LIABILITY ABSOLUTE. The liability of Guarantor hereunder is absolute and unconditional and shall not be affected by any circumstances whatsoever, including without limitation, any right of set-off, defense or counterclaim asserted by Guarantor or any other Person against Purchaser based upon any failure by Purchaser or any other Person to perform any of its or their obligations to Borrower contained in the Investment Agreement, any Ancillary Agreement or any agreement or agreements related hereto or thereto, but excluding any right of set-off, defense or counterclaim asserted by Borrower based upon Purchaser's failure to perform its obligations under the Credit Agreement or any other Credit Document.

         (i) GOVERNING LAW. This Personal Guaranty shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.

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    IN WITNESS WHEREOF, Guarantor has caused this Personal Guaranty to be executed as of the day and year first above written.


                                            /s/ James W. Bernau
                                            -----------------------------
                                            JAMES W. BERNAU

CONSENT OF SPOUSE



---------------------------------
CATHY BERNAU